SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 23, 1998

                       CHORUS COMMUNICATIONS GROUP, LTD.
             (Exact name of registrant as specified in its charter)

                                   WISCONSIN
                 (State or Other Jurisdiction of Incorporation)

                                   333-23435
                             (Commission File No.)

                                   39-1880843
                             (IRS Employer ID No.)

             1912 Parmenter Street, Middleton, Wisconsin 53562-3139
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (608) 828-2000

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INFORMATION TO BE INCLUDED IN THE REPORT:

Item 1.  Changes in Control of Registrant.
          None

Item 2.  Acquisition or Disposition of Assets.
          None

Item 3.  Bankruptcy or Receivership
          None

Item 4.  Change in Registrant's Certifying Accountant.
          None

Item 5.  Other Events.

Mid-Plains, Inc. ("Mid-Plains"), a wholly-owned subsidiary of Chorus Communications Group, Ltd. ("Chorus"), is one of the limited partners in Madison SMSA Limited Partnership ("Partnership"). The Partnership provides cellular telephone service in the geographic area roughly bounded by the Madison (Wisconsin)Standard Metropolitan Statistical Area ("SMSA"). Ameritech Mobile Communications of Wisconsin, Inc. ("Ameritech") is the general partner of the Partnership. While Mid-Plains believes it has continued to receive distributions from the Partnership with respect to its limited partnership interest, Ameritech has discontinued providing Mid-Plains with information to which all limited partners are entitled.

Mid-Plains believes Ameritech's decision for stopping the flow of Partnership information to Mid-Plains is based upon Ameritech's misinterpretation of a non-compete type provision in the Partnership Agreement ("Agreement"). The Partnership Agreement provides that no partner shall provide cellular service (as defined in the Agreement) independently of the Partnership within the SMSA. Ameritech contends that the non-compete provision of Partnership Agreement was intended by the parties to prevent any of the member partners or their affiliates from competing with the Partnership in the provision of competitive mobile wireless voice communication telephone service, including cellular service and a relatively new service based on technology known as personal communication service or"PCS", and therefore Mid-Plains is in default and must withdraw from the Partnership. PCS Wisconsin, LLC, a 75% owned subsidiary of Mid-Plains, was formed in 1996 for the purpose of and was successful in obtaining a license from the Federal Communications Commission in 1997 to provide PCS service. PCS Wisconsin, LLC is now authorized to provide PCS service in the Madison, Wisconsin area. To date, however, PCS Wisconsin, LLC has not provided any PCS related services nor has it begun construction of the necessary facilities.

In December 1997, Mid-Plains filed suit in Wisconsin in the Dane County Circuit Court alleging that Ameritech breached its duties as general partner relative to denying Mid-Plains equal treatment with other limited partners and asked the court for a declatory judgment that Mid-Plains' participation in PCS Wisconsin, LLC in some of the territory served by the Partnership does not violate the Partnership Agreement. Ameritech filed its answer on January 8, 1997. Mid-Plains believes that (i)it has not violated the anti-competitive provisions of the Partnership Agreement, (ii)it is not in default of the Partnership Agreement, and (iii)it is being unlawfully excluded from Partnership information. Mid-Plains' net investment in the Partnership was $3,648,321 as of December 31, 1997. Mid-Plains cannot presently predict the outcome of this matter with any degree of certainty.

Item 6.  Resignation of Registrant's Directors.
          None

Item 7.  Financial Statements and Exhibits.
          None

Item 8.  Change in Fiscal Year
          N/A

Item 9.  Sales of Equity Securities Pursuant to Regulation S.
          N/A

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       CHORUS COMMUNICATIONS GROUP, LTD.

Date:  January 23, 1998    By:  /s/ Howard G. Hopeman

                                Howard G. Hopeman
                                Executive Vice President and
                                Chief Financial Officer